Exhibit 99.1

Press Release	Certegy Inc.
100 Second Avenue South
Suite 1100S
St. Petersburg, FL 33701

Date: January 27, 2006	Phone: 727-227-8000
Fax: 727-227-8091

Contact: Mary Waggoner
Certegy Inc.
SVP - Investor Relations
678-867-8004

FOR IMMEDIATE RELEASE

CERTEGY REPORTS FOURTH QUARTER DILUTED EPS OF $0.57,

OR $0.61 BEFORE DIRECT MERGER AND ACQUISITION COSTS

St. Petersburg, FL, January 27, 2006 – Certegy Inc. (NYSE:CEY) today reported fourth quarter 2005 diluted earnings per share of $0.57, including direct merger and acquisition costs of $2.9 million. On a non-GAAP basis, diluted earnings per share from continuing operations increased 15.1% to $0.61. Consolidated revenue increased 5.0% to $295.9 million.

During the fourth quarter of 2005, the company incurred legal, accounting and other direct costs of $1.649 million related to its pending merger with Fidelity National Information Services, Inc. and $1.211 million related to the possible formation and acquisition of a majority ownership in a card and merchant processing joint venture in Brazil, which is currently under exclusive negotiation with two leading Brazilian banks. The ultimate tax treatment of these costs cannot be determined with adequate certainty; therefore, no tax benefit has been recorded. Fourth quarter 2005 results prepared in accordance with generally accepted accounting principles (“GAAP”) are reconciled with non-GAAP results excluding these merger and acquisition (M&A) costs, as follows:

(In thousands, except per share amounts)	GAAP	M&A COSTS	Non- GAAP
Income from continuing operations before income taxes and equity in earnings of unconsolidated entity	$59,376	$(2,860)	$62,236
Provision for income taxes	(22,958)	—	(22,958)
Equity in earnings of unconsolidated entity	(117)	—	(117)

Income from continuing operations	36,301	(2,860)	39,161
Income from discontinued operations	9	—	9

Net income	$36,310	$(2,860)	$39,170

Diluted earnings per share:
Income from continuing operations	$0.57		$0.61
Income from discontinued operations	—		—

Net income	$0.57		$0.61

FOURTH QUARTER FINANCIAL HIGHLIGHTS

Summarized highlights of the 2005 fourth quarter results, as compared to the fourth quarter of 2004, are as follows:

•	Revenue increased 5.0% to $295.9 million.

•	Card Services increased 6.5%.

•	Check Services increased 3.1%.

•	Operating income of $61.5 million, which includes $2.9 million of merger and acquisition costs, increased 9.0%. On a non-GAAP basis, excluding the merger and acquisition costs, operating income increased 14.0% to $64.4 million.

•	Card Services increased 5.9% (9.0% non-GAAP).

•	Check Services increased 12.8%.

•	Corporate expense increased 5.0% (decreased 19.9% non-GAAP).

•	Income from continuing operations was $36.3 million, an increase of 8.0% over the prior year. On a non-GAAP basis, income from continuing operations increased 16.5% to $39.2 million.

•	Diluted earnings per share from continuing operations was $0.57. On a non-GAAP basis, diluted earnings per share from continuing operations increased 15.1% to $0.61.

•	Capital expenditures totaled $20.7 million.

“We are pleased with the overall margin expansion and strong growth in earnings per share. All of our businesses are on solid ground going into 2006, and we remain very encouraged with our continued progress in developing new customer relationships and expanding our product offerings. We are especially pleased to announce a seven-year extension of our card processing agreement with the National Australia Bank,” stated Lee A. Kennedy, chairman and chief executive officer of Certegy. “Looking to the future, we are extremely excited about the opportunity to further leverage our products across the Fidelity National customer base around the globe.”

SEGMENT RESULTS

Card Services generated revenue of $167.4 million in the fourth quarter of 2005, an increase of 6.5% above the 2004 quarter. Revenue growth of 4.3% in the Company’s North American card operation was the result of strong growth in e-payments (Internet banking and electronic bill payment) and institution merchant processing. The 1.9% increase in North American card issuing revenue is lower than prior 2005 quarterly growth rates due to $6.5 million of card activation fees in the 2004 fourth quarter. North American card transactions increased 4.7%, driven by 7.0% growth in the number of cards processed. Internet banking subscribers increased 17.5% and electronic bill payment users increased 28.1%. Institution merchant processing volumes increased 15.2%, driven by 12.9% growth in transactions and higher average ticket. International card revenue increased 16.3%, primarily due to growth within existing customers in Latin America and Asia-Pacific. The favorable net impact of currency rates was offset by lower revenue in the U.K. caused by the previously announced bankruptcy of a full-service customer.

Card Services operating income of $41.2 million increased 5.9%, compared to $38.9 million in the fourth quarter of 2004. During the fourth quarter of 2005, the Company incurred $1.2 million of legal, accounting and other direct costs in connection with the on-going exclusive negotiation with two leading Brazilian banks regarding the possible formation and acquisition of a majority ownership in a card and merchant processing joint venture. Excluding these costs from the fourth quarter results, Card Services operating income increased 9.0% to $42.5 million. Card Services operating margin of 24.6% in the fourth quarter of 2005 decreased by 20 basis points compared to an operating margin of 24.8% in the prior year quarter, primarily due to the joint venture formation costs described above. Excluding these costs, on a non-GAAP basis, Card Services operating margin was 25.4% in the fourth quarter of 2005, a 60 basis point increase over the prior year quarter.

The company also finalized a seven-year extension of its card processing contract with National Australia Bank.

Check Services generated revenue of $128.5 million in the fourth quarter of 2005, an increase of 3.1% over the 2004 quarter. Strong underlying growth in the company’s cash access business was partially offset by the residual effects of the Gulf Coast storms on the company’s gaming operation, a previously announced contract termination and unfavorable currency exchange rates.

Check Services operating income of $27.2 million increased 12.8% compared to $24.1 million in the fourth quarter of 2004. Check Services operating margin of 21.2% in the fourth quarter of 2005 increased by 180 basis points compared to an operating margin of 19.4% in the prior year quarter. Certegy’s proprietary risk modeling technology, improved collection techniques and higher profitability in cash access services drove the margin expansion in Check Services.

Corporate expense of $6.9 million in the fourth quarter of 2005 included $1.6 million of legal, accounting and other direct costs related to the pending merger with Fidelity National Information Services, Inc. Excluding these costs from the fourth quarter results, corporate expense of $5.3 million was $1.3 million below the prior year quarter, due largely to lower stock option expense and other compensation costs, and lower Sarbanes-Oxley compliance related costs.

Interest expense was $3.2 million in the fourth quarter of 2005 compared to $3.5 million in the fourth quarter of 2004. Other income, which is primarily comprised of interest income, increased to $1.0 million in the fourth quarter of 2005 compared to $0.6 million in the fourth quarter of 2004 due to higher average cash balances and higher interest rates.

The effective tax rate of 38.7% in the fourth quarter of 2005 reflects the impact of not recognizing a tax benefit associated with the merger and acquisition costs of $2.9 million incurred during the quarter. Excluding these costs, the effective tax rate was 36.9% on a non-GAAP basis.

TELECONFERENCE

Management will host a teleconference to discuss fourth quarter earnings on Friday, January 27, 2006, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends continuing through February 14, 2006.

About Certegy

Certegy Inc. (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,000 financial institutions, 100,000 retailers and 100 million consumers worldwide. Headquartered in St. Petersburg, Florida, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.1 billion in revenue in 2005. For more information on Certegy, please visit www.certegy.com.

Forward-Looking Statements

The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control that may cause actual results to differ significantly from what is expressed in those statements. Factors that could, either individually or in the aggregate, affect our performance include: our reliance on a small number of business segments and strategic relationships; our ability to comply with bankcard association rules and government regulations; the sensitivity of our business to the economy; declines in check writing; and other factors described in detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2004 Annual Report on Form 10-K filed on March 11, 2005, with the SEC.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Revenues	$295,886	$281,842

Operating expenses:
Costs of services	202,826	193,038
Selling, general and administrative	28,692	32,360
Merger and acquisition costs (1)	2,860	—

	234,378	225,398

Operating income	61,508	56,444
Other income, net	1,023	608
Interest expense	(3,155)	(3,526)

Income from continuing operations before income taxes and equity in earnings of unconsolidated entity	59,376	53,526
Provision for income taxes	(22,958)	(19,923)
Equity in earnings of unconsolidated entity	(117)	—

Income from continuing operations	36,301	33,603
Income from discontinued operations, net of taxes of $5 thousand and $1.2 million, respectively	9	1,801

Net income	$36,310	$35,404

Basic earnings per share:
Income from continuing operations	$0.58	$0.54
Income from discontinued operations	0.00	0.03

Net income	$0.58	$0.57

Average shares outstanding	62,326	61,935

Diluted earnings per share:
Income from continuing operations	$0.57	$0.53
Income from discontinued operations	0.00	0.03

Net income	$0.57	$0.56

Average shares outstanding	63,796	62,966

Revenues and operating income of the Company’s reportable segments for the three months ended December 31, 2005 and 2004 are as follows:

	Three Months Ended December 31,
	2005	2004
Revenues:
Card Services	$167,428	$157,258
Check Services	128,458	124,584

	$295,886	$281,842

Operating income:
Card Services	$41,249	$38,939
Check Services	27,203	24,117

	68,452	63,056
General corporate expense	(6,944)	(6,612)

	$61,508	$56,444

(1)	Merger and acquisition costs include investment banking, legal, accounting and other direct costs of $1.6 million related to our pending merger with Fidelity National Information Services, Inc. and $1.2 million related to the possible formation and acquisition of a majority ownership in a card and merchant processing joint venture in Brazil.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004

(In thousands, except per share amounts)

	Twelve Months Ended December 31,
	2005	2004
	(Unaudited)
Revenues	$1,117,141	$1,039,506

Operating expenses:
Costs of services	791,581	741,331
Selling, general and administrative	129,443	129,679
Merger and acquisition costs (1)	11,162	—

	932,186	871,010

Operating income	184,955	168,496
Other income, net	2,435	1,207
Interest expense	(12,832)	(12,914)

Income from continuing operations before income taxes and equity in earnings of unconsolidated entity	174,558	156,789
Provision for income taxes	(68,927)	(59,111)
Equity in earnings of unconsolidated entity	(117)	—

Income from continuing operations	105,514	97,678
Income from discontinued operations, net of taxes of $16.4 million and $3.6 million, respectively	24,805	5,934

Net income	$130,319	$103,612

Basic earnings per share:
Income from continuing operations	$1.70	$1.55
Income from discontinued operations	0.40	0.09

Net income	$2.10	$1.65

Average shares outstanding	62,011	62,818

Diluted earnings per share:
Income from continuing operations	$1.66	$1.53
Income from discontinued operations	0.39	0.09

Net income	$2.06	$1.62

Average shares outstanding	63,391	63,966

Revenues and operating income of the Company’s reportable segments for the twelve months ended December 31, 2005 and 2004 are as follows:

	Twelve Months Ended December 31,
	2005	2004
	(Unaudited)
Revenues:
Card Services	$652,020	$590,382
Check Services	465,121	449,124

	$1,117,141	$1,039,506

Operating income:
Card Services	$144,236	$136,287
Check Services	76,029	58,787

	220,265	195,074
General corporate expense	(35,310)	(26,578)

	$184,955	$168,496

(1)	Merger and acquisition costs include investment banking, legal, accounting and other direct costs of $8.2 million related to our pending merger with Fidelity National Information Services, Inc. and $2.9 million related to the possible formation and acquisition of a majority ownership in a card and merchant processing joint venture in Brazil.

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Issuer Services	$117,862	$123,410	$126,762	$134,562	$502,596	$128,727	$135,559	$137,253	$141,182	$542,721
Check Services	100,686	110,736	113,118	124,584	449,124	108,502	111,923	116,238	128,458	465,121
Merchant Processing	19,294	20,225	21,232	21,023	81,774	22,756	26,008	27,072	24,509	100,345
Software and Support	1,498	1,293	1,548	1,673	6,012	2,473	2,533	2,211	1,737	8,954

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458	$276,023	$282,774	$295,886	$1,117,141

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Domestic	$197,478	$215,295	$217,183	$231,947	$861,903	$215,372	$227,631	$233,019	$240,424	$916,446
International	41,862	40,369	45,477	49,895	177,603	47,086	48,392	49,755	55,462	200,695

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458	$276,023	$282,774	$295,886	$1,117,141

3.	Revenues are comprised of the following (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Product and Service Fees	$204,509	$217,713	$225,440	$245,947	$893,609	$221,290	$230,042	$236,519	$254,027	$941,878
Interchange Fees	16,054	16,917	17,978	18,054	69,003	19,678	22,787	23,470	21,134	87,069
Reimbursable Expenses	18,777	21,034	19,242	17,841	76,894	21,490	23,194	22,785	20,725	88,194

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458	$276,023	$282,774	$295,886	$1,117,141

4.	Currency translation increased (decreased) revenues and operating income for the three months and twelve months ended December 31, 2005 as compared with the prior year as follows (in thousands):

	Revenues
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$925	$2,215	$2,536	$1,565	$7,241
Check Services	557	504	(307)	(1,580)	(826)

	$1,482	$2,719	$2,229	$(15)	$6,415

	Operating Income
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$(217)	$(395)	$(388)	$(577)	$(1,577)
Check Services	64	116	(64)	(654)	(538)

	$(153)	$(279)	$(452)	$(1,231)	$(2,115)

5.	Check volumes in dollars are as follows (in millions):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Domestic	$8,206	$8,623	$8,719	$10,961	$36,509	$10,702	$11,927	$12,250	$14,596	$49,475
International	925	904	917	1,065	3,811	840	870	853	974	3,537

	$9,131	$9,527	$9,636	$12,026	$40,320	$11,542	$12,797	$13,103	$15,570	$53,012

Guarantee	$7,048	$7,248	$7,207	$8,548	$30,051	$6,960	$7,159	$7,484	$9,297	$30,900
Verification	2,083	2,279	2,429	3,478	10,269	4,582	5,638	5,619	6,273	22,112

	$9,131	$9,527	$9,636	$12,026	$40,320	$11,542	$12,797	$13,103	$15,570	$53,012

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

6.	Number of cards and accounts processed (end of period) are as follows (in thousands):

	2004				2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cards:
Domestic	23,466	23,843	23,846	23,846	24,239	24,692	25,052	25,517
International	23,359	24,244	23,763	25,026	26,076	26,422	27,344	28,453

	46,825	48,087	47,609	48,872	50,315	51,114	52,396	53,970

Accounts:
Domestic	18,069	18,254	17,033	17,032	17,314	17,637	17,894	18,341
International	20,282	21,044	20,620	21,972	22,739	22,992	23,526	24,985

	38,351	39,298	37,653	39,004	40,053	40,629	41,420	43,326

7.	Merchant volumes in dollars and number of transactions are as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Dollars (in millions)	$864	$931	$989	$937	$3,721	$1,013	$1,151	$1,195	$1,079	$4,438

Number of Transactions (in thousands)	9,291	10,385	10,777	10,278	40,731	10,500	12,072	12,287	11,609	46,468

8.	Depreciation and amortization by segment is as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$7,985	$8,067	$8,722	$9,280	$34,054	$9,025	$9,360	$9,390	$9,774	$37,549
Check Services	2,784	2,953	3,175	3,202	12,114	3,178	3,213	3,262	3,462	13,115
Corporate	315	322	320	324	1,281	326	311	287	270	1,194

	$11,084	$11,342	$12,217	$12,806	$47,449	$12,529	$12,884	$12,939	$13,506	$51,858

9.	Capital expenditures and acquisitions are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures	$7,026	$10,083	$11,373	$12,426	$40,908	$12,037	$16,082	$14,764	$20,683	$63,566

Acquisitions, net of cash acquired	$33,391	$(433)	$8,063	$(300)	$40,721	$—	$—	$1,000	$—	$1,000

In the third quarter of 2005, Certegy paid $1.0 million for a purchase price adjustment related to a prior acquisition.

10.	Long-term debt at December 31, 2005 and 2004 consists of (in thousands):

	December 31,
	2005	2004
Unsecured notes, 4.75%, due 2008, net of unamortized discount	$199,667	$199,543
Borrowings under revolving credit facility	—	48,600
Notes payable, variable rate, due 2009	22,364	22,364
Capital lease obligations	5,850	3,461

	$227,881	$273,968

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

11.	Adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”:

The Company adopted SFAS No. 123 (revised 2004) on January 1, 2005 using the modified retrospective method, restating all prior periods. SFAS No. 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Prior year periods are restated using the pro forma amounts previously disclosed in the Company’s consolidated financial statements under SFAS No. 123.

Stock option expense for 2005 and 2004 is as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Stock option expense	$3,557	$2,769	$2,414	$2,418	$11,158	$1,520	$1,524	$1,371	$1,434	$5,849
Income tax benefit	(1,022)	(651)	(580)	(707)	(2,960)	(415)	(430)	(371)	(850)	(2,066)

	$2,535	$2,118	$1,834	$1,711	$8,198	$1,105	$1,094	$1,000	$584	$3,783

Diluted EPS	$0.04	$0.03	$0.03	$0.03	$0.13	$0.02	$0.02	$0.02	$0.01	$0.06

Stock option expense for 2005 and 2004, by segment, is as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$1,351	$1,052	$917	$919	$4,239	$578	$554	$537	$528	$2,197
Check Services	717	558	487	487	2,249	306	331	272	297	1,206
Corporate	1,489	1,159	1,010	1,012	4,670	636	639	562	609	2,446

	$3,557	$2,769	$2,414	$2,418	$11,158	$1,520	$1,524	$1,371	$1,434	$5,849

12.	Sale of Retail Merchant Acquiring Business:

On June 1, 2005, the Company sold a majority of its retail merchant acquiring business. On September 1, 2005, the Company sold the remainder of the business. The Company continues to provide transition services to the acquirer of the portion of the business that was sold in June 2005. Income from discontinued operations for 2005 and 2004 is comprised of:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Income from operations	$2,019	$2,438	$2,103	$2,969	$9,529	$3,260	$2,721	$962	$14	$6,957
Gain on sale	—	—	—	—	—	—	45,433	—	—	45,433
Write-down of portfolio to realizable value	—	—	—	—	—	—	(11,167)	—	—	(11,167)

	2,019	2,438	2,103	2,969	9,529	3,260	36,987	962	14	41,223
Income taxes	(747)	(902)	(778)	(1,168)	(3,595)	(1,219)	(14,834)	(360)	(5)	(16,418)

	$1,272	$1,536	$1,325	$1,801	$5,934	$2,041	$22,153	$602	$9	$24,805

13.	Merger and Acquisition Costs:

Merger and acquisition costs for the three months and twelve months ended December 31, 2005 were comprised of the following:

	4th Qtr			Year
	Merger	Brazil	Total	Merger	Brazil	Total
Investment banking fees	$—	$94	$94	$3,864	$406	$4,270
Legal fees	712	514	1,226	2,627	1,025	3,652
Accounting fees	155	47	202	715	440	1,155
Consulting and other costs	782	556	1,338	1,033	1,052	2,085

	$1,649	$1,211	$2,860	$8,239	$2,923	$11,162